UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2025

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2025, Comfort Systems USA, Inc. (the “Company”) entered into an amended and restated senior secured revolving credit facility (the “Facility”), with certain subsidiaries of the Company as guarantors (the “Guarantors”), arranged by Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and provided by a syndicate of banks including Wells Fargo Bank, National Association and other lenders from time to time party thereto (the “Lenders”).

The Facility replaces the senior secured revolving credit facility entered into as of May 25, 2022, as amended from time to time (the “Prior Facility”), by and among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

The Facility is secured by a first lien on substantially all of the Company’s personal property except for assets related to projects subject to surety bonds and assets held by certain unrestricted subsidiaries and captive insurance entities, and a second lien on the Company’s assets related to projects subject to surety bonds. The revolving line of credit to the Company was increased from $850 million under the Prior Facility, to $1.1 billion under the Facility. The Facility includes an option to increase the Facility by an amount up to the greater of (a) $500 million and (b) 1.0x the Company’s Consolidated EBITDA (as defined in the Facility), in the form of additional revolving commitments or incremental term loans. The Facility includes subfacilities for up to $200 million of letters of credit and up to $75 million of swingline loans.

The amounts drawn under the Facility at closing were used to repay all of the loans outstanding under the Prior Facility.

The Facility will mature on October 1, 2030.

The interest rate applicable to the loans under the Facility is a fluctuating per annum rate of interest equal to the sum of an applicable margin and, at the Company’s election from time to time, (a) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.5%, (ii) the rate of interest established from time to time by the Agent as its “Prime Rate”, (iii) and the secured overnight financing rate (“SOFR”) for a one-month tenor plus 1.0%, with a floor of 1.0%, or (b) term SOFR determined by reference to the term rate published by the CME Group Benchmark Administration Limited (CBA) (or any successor thereof) for an interest period of one, three, or six months on the day that is two U.S. government securities business days prior to the commencement of such tenor (or if such term rate is unavailable, a forward-looking term rate based on SOFR for such tenor published by such SOFR administrator on the first preceding U.S. government securities business day, with a floor of 0.0%).

The applicable margin for loans is based on the ratio of (a) the Company’s Consolidated Total Indebtedness (as defined in the Facility), minus unrestricted cash and cash equivalents up to $100,000,000, to (b) its Consolidated EBITDA (such ratio, the “Net Leverage”). At closing, the applicable margin for revolving loans, including swingline loans (which must be base rate loans), is 1.25% for loans bearing interest by reference to term SOFR, and 0.25% for loans bearing interest by reference to the base rate.

The Company must pay to the Agent for the ratable account of the Lenders a quarterly commitment fee equal to the product of (a) the applicable commitment fee rate, based on the Company’s Net Leverage, and (b) the average daily amount of the unused revolving commitments. At closing, the applicable commitment fee rate is 0.175%.

The Company must pay to the Agent for the ratable account of the Lenders a quarterly letter of credit fee equal to the product of (a) 50% of the applicable margin for term SOFR loans for letters of credit supporting non-financial contractual obligations, and 100% of the applicable margin for term SOFR loans for other letters of credit, and (b) the average daily amount available to be drawn on such letters of credit under the Facility. The Company also must pay to each issuing bank a quarterly fronting fee of 0.125% on the average daily amount available to be drawn on letters of credit issued by such issuing bank.

The Facility contains the following financial covenants:

•	Net Leverage Ratio — The Facility requires that Net Leverage not exceed (a) 4.00 to 1.00 at the end of any fiscal quarter ending within four fiscal quarters after a material acquisition and (b) 3.50 to 1.00 as of the end of each other fiscal quarter, through the maturity date.

•	Interest Coverage Ratio — The Facility requires that the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense (as defined in the Facility) not be less than 3.00 to 1.00 as of the end of each fiscal quarter through the maturity date.

The Facility contains negative covenants that, among other things, restrict the Company’s ability to (subject to certain exceptions) (i) incur additional indebtedness and guarantee indebtedness, (ii) create or incur liens, (iii) enter into hedging transactions for speculative purposes, (iv) engage in mergers and consolidations and issue certain equity securities, (v) sell, transfer, or otherwise dispose of assets or discount or sell accounts receivable, (vi) pay dividends and distributions or repurchase its capital stock, provided that such dividends, distributions, and repurchases are permitted in an unlimited amount when Net Leverage is less than or equal to 2.75 to 1.00, (vii) make payments on subordinated debt, unless no default then exists, (viii) make investments, acquisitions, loans or advances, or engage in unrelated lines of business, provided that acquisitions are permitted in an unlimited amount when Net Leverage is at least 0.25 to 1.00 less than the maximum Net Leverage permitted at such time, and (ix) enter into certain transactions with affiliates on a non-arm’s length basis.

The Facility also includes, among other things, customary affirmative covenants (including reporting covenants) and events of default (including a change of control) for facilities of this type.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Fourth Amended and Restated Credit Agreement dated as of August 27, 2025 by and among Comfort Systems USA, Inc., as Borrower, the Lenders listed on the signature pages thereof, and Wells Fargo Bank, National Association, as Agent for the Lenders.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Laura Howell
Laura Howell, Senior Vice President, General Counsel, and Secretary

Date:       September 2, 2025

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